September 25, 2006                                  Mayer, Brown, Rowe & Maw LLP
                                                                   1675 Broadway
                                                   New York, New York 10019-5820

                                                         Main Tel (212) 506-2500
                                                         Main Fax (212) 262-1910
                                                          www.mayerbrownrowe.com

Securitisation Advisory Services Pty. Limited
Level 8, 48 Martin Place
Sydney 2000
Australia

Ladies and Gentlemen:

          We have acted as your counsel in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement"), and the
Base Prospectus and related Prospectus Supplement forming a part thereof (the
"Prospectus"), filed by you with the Securities and Exchange Commission (the
"Commission") under the Securities Act of 1933, as amended (the "Act") relating to certain series of Mortgage Backed Notes ("Notes"). The Registration Statement
and the Prospectus relate to the offer and sale of series of Notes, each series to be issued by a trustee of a specific Medallion Trust (an "Issuer Trustee")
pursuant to the terms of the Master Trust Deed, and, in respect of each series, a Series Supplement, a Note Trust Deed, Terms and Conditions (if applicable) and an Agency Agreement (collectively, the "Documents") as described in the
Registration Statement. Each series of Notes may include one or more classes of
Notes. The Master Trust Deed and forms of certain of the other Documents are included as exhibits to the Registration Statement. We have examined the
Registration Statement, the Documents, the Prospectus and such other documents as we have deemed necessary or advisable for purposes of rendering this opinion.
Additionally, our advice has formed the basis for the description of the selected Federal income tax consequences of the purchase, ownership and disposition of the Notes to an original purchaser who is subject to United
States Federal income tax that appears under the heading "United States Federal
Income Tax Matters" in the Base Prospectus and "United States Federal Income Tax
Consequences" in the Prospectus Supplement (collectively the "Tax Description").
Except as otherwise indicated herein, all terms defined in the Prospectus are used herein as so defined.

          We have assumed for the purposes of the opinions set forth below that the Notes will be issued as described in the Registration Statement and that the
Notes will, at your direction, be sold by the Issuer Trustee for reasonably equivalent consideration. We have also assumed that the Documents and the Notes will be duly authorized by all necessary corporate action and that the Notes will be duly issued, executed, authenticated and delivered in accordance with the provisions of the Documents. In addition, we have assumed that the parties to each Document will satisfy their respective obligations thereunder.

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Mayer, Brown, Rowe & Maw LLP operates in combination with our associated English limited liability partnership in the offices listed above.

September 25, 2006

          With respect to the opinion set forth in paragraph 1 of this letter, we have relied, without independent investigation, on the opinion of Clayton Utz as to those matters governed by the laws of the Commonwealth of Australia or the laws of any of the States or Territories thereof and accordingly, such opinion is subject to the assumptions and qualifications set forth in the opinion of
Clayton Utz.

          The opinion set forth in paragraph 2 of this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the
Internal Revenue Service (the "IRS") contained in published Revenue Rulings and
Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. This opinion is subject to the explanations and qualifications set forth in the Tax Description. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

          The opinions expressed below are subject to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors rights generally and to general equity principles.

          We are admitted to the Bar of the State of New York and we express no opinion as to the laws of any other jurisdiction except as to matters that are governed by Federal laws or the laws of the State of New York. All opinions expressed herein are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations.

          On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that:

          1. When each of the Documents has been duly and validly completed, executed and delivered by each and every party thereto substantially in the form filed as an exhibit to the Registration Statement and the Notes have been duly executed, authenticated, delivered and sold as contemplated in the Registration
Statement, such Notes will be legally and validly issued and binding obligations of the Issuer Trustee.

          2. While the Tax Description does not purport to discuss all possible
Federal income tax ramifications of the purchase, ownership, and disposition of the Notes, particularly to U.S. purchasers subject to special rules under the
Internal Revenue Code of 1986, as amended, we hereby confirm that, if we are acting as federal income tax counsel with respect to any series of Notes, the statements set forth in the Base Prospectus and in the form of Prospectus
Supplement (to the extent they relate to federal income tax consequences)
forming part of the Registration Statement under the headings "United States
Federal Income Tax Matters" in the Base Prospectus (as modified by the statements, if any, set forth under the heading "United States Federal Income
Tax Consequences" in the related Prospectus Supplement) accurately reflect our opinion. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS

September 25, 2006

positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

          We hereby consent to the filing of this letter as an exhibit to the
Registration Statement and to the references to this firm under the headings
"United States Federal Income Tax Matters" and "Legal Matters" set forth in the
Base Prospectus and under the headings "The Housing Loan Pool - U.S. Tax
Status," "United States Federal Income Tax Consequences" and "Legal Matters" in
the Prospectus Supplement, without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                         Very truly yours,

                                         /s/ Mayer, Brown, Rowe & Maw LLP
                                         ---------------------------------------
                                         MAYER, BROWN, ROWE & MAW LLP

PAJ/DH